UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On March 30, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bruker Corporation (the “Company”) approved 2017 cash incentive plans for the Company’s  executive officers, including the currently serving “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended, under the Company’s 2017 Short-Term Incentive Compensation Program (the “2017 Short-Term ICP”), pursuant to which the Company’s executive officers and management personnel may be awarded cash incentive bonuses based on Company and individual performance in 2017.

The 2017 short-term incentive award target levels, as well as 2017 base salaries, approved for the Company’s current executive officers are as set forth below:

Executive Officer(1)	Title	2017 Base Salary		2017 Short-Term Incentive Award Target		2017 Short-Term Incentive Award Target as % of Base Salary

Frank H. Laukien, Ph.D.	President and Chief Executive Officer	$715,000		$1,000,999		140%

Anthony L. Mattacchione	Chief Financial Officer and Senior Vice President	$447,260		$313,082		70%

Mark R. Munch, Ph.D.	Executive Vice President and President, Bruker Nano Group and Bruker Nano, Inc.	$529,935		$317,961		60%

Juergen Srega	President, Bruker CALID Group	$352,475	(2)	$193,862	(2)	55%

(1)               As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2017, Mr. Michael Knell, the Company’s former Vice President of Finance and Chief Accounting Officer and a named executive officer as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2016, resigned from his position effective March 31, 2017. Accordingly, no 2017 cash incentive plan was approved for Mr. Knell.

(2)               Represents U.S. Dollar value of Mr. Srega’s 2017 base salary of €326,759 and incentive award target of €179,718, respectively, based on a conversion rate of €1:$1.0787 as of March 29, 2017 as reported on www.oanda.com.

The 2017 Short-Term ICP provides that quantitative financial factors will provide 70% of total cash incentive award potential for each of the named executive officers, with the remaining 30% allocated to individual qualitative factors established by the Compensation Committee.

The quantitative portion of cash incentive awards to each of Dr. Laukien and Mr. Mattacchione will be determined based on achievement of specified 2017 performance goals allocated to the following corporate financial objectives: currency-adjusted revenue growth, non-GAAP operating profit improvement, non-GAAP earnings per share growth and reduction in the Company’s working capital ratio.

The quantitative portion of the cash incentive award to Dr. Munch will be determined based on achievement of specified 2017 financial performance goals for the Bruker Nano Group, as well as corporate financial performance relative to the Company’s non-GAAP earnings per share growth objective.

Performance goals for the Bruker Nano Group, which represent approximately 85% of Dr. Munch’s target bonus opportunity based on quantitative goals (i.e., 60% of the total 70%), are allocated to the following Bruker Nano Group objectives: currency-adjusted revenue growth, non-GAAP gross profit improvement, non-GAAP operating profit improvement and working capital ratio improvement. Approximately 15% of Dr. Munch’s target bonus opportunity allocated to quantitative goals (i.e., 10% of the total 70%) will be determined based on the Company’s non-GAAP earnings per share growth.

The quantitative portion of the cash incentive award to Mr. Srega under the Plan will be determined based on achievement of specified 2017 financial performance goals for the Bruker CALID Group, as well as corporate financial performance relative to the Company’s non-GAAP earnings per share growth objective.  Performance goals for the Bruker CALID Group, which represent approximately 85% of Mr. Srega’s target bonus opportunity based on quantitative goals (i.e., 60% of the total 70%), are allocated to the following Bruker CALID Group objectives: currency-adjusted revenue growth, non-GAAP gross profit improvement, non-GAAP operating profit improvement and working capital ratio improvement. Approximately 15% of Mr. Srega’s target bonus opportunity allocated to quantitative goals (i.e., 10% of the total 70%) will be determined based on the Company’s non-GAAP earnings per share growth.

Except as otherwise noted above, portions of the incentive awards linked to the achievement of such quantitative performance goals will be calculated based on percentage achievement of each quantitative target goal, with no threshold or maximum.

The qualitative portion of the cash incentive payments to be awarded under the 2017 Short-Term ICP will be determined based on measures of the respective executive officer’s contributions to the achievement of certain management objectives. Under the 2017 Short-Term ICP, payments for qualitative goals will be made in a range of 0% to 125% of their respective targets, subject to satisfaction of certain minimum performance expectations.

While individual quantitative goals are not subject to a maximum payout, the total short-term incentive award payment is subject to a maximum payout of 200% of the respective executive officer’s incentive award target.

A copy of the 2017 Short-Term Incentive Compensation Program approved by the Compensation Committee is attached hereto as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

Number

10.1	2017 Short-Term Incentive Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: April 4, 2017	By:	/s/ANTHONY L. MATTACCHIONE
Anthony L. Mattacchione
Chief Financial Officer
and Senior Vice President